UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2009

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

11011 Q Street, Suite 106A, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 402-333-5260
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

777 S. Highway 101, Suite 125, Solana Beach, CA, 92075
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Bond Laboratories, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 8.01.    Other Events

On December 28, 2008, Bond Laboratories, Inc. entered into a joint marketing program for its Fusion Premium Energy products with Vespa Beverages Inc., (also known as Vespa Beverages, LLC., herein known as “Vespa” and the “Agreement”).  As a condition to the Agreement, Bond loaned $250,000 to Vespa, memorialized in a Promissory Bridge Note, due and payable on December 31, 2009.  The purpose of the loan was to build inventory and support marketing of Vespa’s product, Killer Buzz Energy Drink, to be sold through Vespa’s distribution network with Fusion Energy Products.  Vespa manufactures and markets Killer Buzz Energy Drink (a 8.4 and 16 oz drink that does not compete with Fusion’s 2 oz. drink), and has distribution relationships with several Direct Store Delivery (“DSD”) firms throughout the Southeast.

Beginning in January 2009, Bond shipped Fusion product to the Vespa warehouse, to be held for Bond’s benefit and shipped to customers together with the Killer Buzz product.  Vespa billed all customers purchasing Vespa and or Fusion product jointly and initially forwarded proceeds from the Fusion portion of the invoices to Bond.

During the last week of April, 2009, Bond became aware that certain invoices owed to Bond were still outstanding and Vespa had received funds underlying the invoices but failed to make payment to Bond.  On April 26, 2009, management of Vespa assured Bond that it would remedy these payments by the close of business on Monday, April 27, 2009, but no funds have been received to date.  On April 29, 2009, Bond demanded payment of all funds owed, including the Promissory Bridge Note. In an effort to address the debts owed by Vespa to Bond, on May 11, 2009, Bond entered into an asset purchase agreement with Vespa. Such asset purchase agreement is also currently the subject of a dispute between the parties.  To date, Bond management has been unable to resolve this matter working directly with the management of Vespa.

In addition, on March 10, 2009 Vespa placed an order in the amount of $381,560, with Vista Bottlers, a wholly owned subsidiary of Bond, established to facilitate private label manufacturing of other products. An initial deposit was made by Vespa in the amount of $190,000 to purchase material required for such production. The balance required to complete production has not been paid to Vista to date and production has not been completed.

Vista had no legal obligation to produce the Killer Buzz product until Vespa provided a full, up-front, payment or a suitable letter of credit for the order.  After becoming aware of the financial irregularities occurring at Vespa with respect to outstanding invoices due Bond, Vista formally notified Vespa on numerous occasions that it would not extend, and was not under any legal obligation to extend, any credit to Vespa.  A third party on behalf of Vespa attempted to provide a Letter of Credit from the third party’s bank in Alabama. This was rejected by Bond’s Bank, U.S. Bancorp.  due to deficiencies at the third party’s bank. The third party had indicated on numerous occasions that it would fund the remaining amounts necessary to complete the Killer Buzz production run, but failed to provide such funding prior to the scheduled production date with bottling company.

As all of the Vespa projects were in the beginning stages, they have required substantial use of our internal resources and time, but have had minimal effect on revenues to date.  DSD distributors originally anticipated to be covered by Vespa are now being covered by Bond’s internal sales organization.  This will result in some projected sales for the quarter ended June 30, 2009 to be recorded as sales in the third quarter ended September 30, 2009.

Bond’s management is taking the necessary steps to fully address the issues surrounding the Vespa relationship.   In addition, Bond has commenced legal proceedings in order to recover any dollars lost, as well as any remaining Fusion inventory that resides in the Vespa warehouse. The complaint requests remedies that include, but are not limited to, payment of the Promissory Bridge Note for $250,000, or alternatively the enforcement of the asset purchase agreement between Vespa and Bond, payment of the $85,000 in remaining invoices to be received by Bond, recovery of approximately $200,000 in inventory recently confirmed to be in Vespa’s Little Rock, Arkansas warehouse and payment of all expenses incurred.

The events outlined above do not involve Bond’s NDS operations or the launch of new branded Fusion and NDS products anticipated for the 3rd quarter of 2009.

Item 9.01. Financial Statements, Pro Forma Financial Information And Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 16, 2009

Bond Laboratories, Inc.

By:	/s/ Scott Landow
Scott Landow
Chief Executive Officer, Director